                                                                   EXHIBIT 10.13

                        CONFIDENTIAL SETTLEMENT AGREEMENT

         This Confidential Settlement Agreement ("Agreement") is made and entered into effective this 4th day of April, 1998 by and between C. R. Bard, Inc., a New Jersey corporation having a principal place of business at 730 Central Avenue, Murray Hill, New Jersey, 07974 ("Bard") and Advanced Cardiovascular Systems, Inc., a California corporation having a principal place of business at 3200 Lakeside Drive, Santa Clara, California 95052 ("ACS") with respect to the following:

                                    RECITALS

         A. Bard is the owner by assignment of the entire right, title and interest in United States Patent No. 33,561 ("the `561 patent'") which was granted on March 26, 1991 naming Levy as the inventory for an invention entitled "BALLOON AND MANUFACTURE THEREOF" and United States Patent No. Re 32,983 ("the `983 patent'") which was granted on July 11, 1989 naming Levy as the inventory for an invention entitled "BALLOON AND MANUFACTURE THEREOF." Bard is also the owner by assignment of the entire right, title and interest in United States Patent No. 5,728,067 ("the `067 patent'") which was granted on March 17, 1998, naming Enger as the inventor for an invention entitled "RAPIDLY EXCHANGEABLE CORONARY CATHETER".

         B. Bard and ACS are parties to a civil action pending in the United States District Court for the District of Delaware identified as C.R. Bard, Inc.
v. Advanced Cardiovascular Systems, Inc., Civil Action No. 97-305 (RRM) ("the Levy Action"). Bard and ACS are also parties to a civil action pending in the United States District Court


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for the District of Delaware identified as C.R. Bard, Inc. v. Advanced
Cardiovascular Systems, Inc., Civil Action No. 98-120 (RRM) ("the Enger
Action").

         C. The Levy Action involves claims by Bard against ACS for infringement of the `561 and `983 patents and the Enger Action involves claims by Bard against ACS for infringement of the `067 patent. ACS has denied Bard's claims.

         D. Bard and ACS are parties to a Settlement Agreement dated January 13, 1992, which settled previous litigation between them ("the Prior Agreement").

         E. Bard and ACS are also parties to opposition proceedings that involve European Application No. 89312612.8-205/Patent No. 0380873 ("the ACS Foreign Opposition") an equivalent patent to the `067 patent.

         F. Bard is the owner of the entire right, title and interest in U.S. Patent Nos. 4,917,088, 5,102,390, 5,104,376 and 5,201,754 naming Crittenden as the inventor for an invention entitled "BALLOON DILATATION PROBE."

         G. ACS is owner of certain patents and patent applications naming both Paul G. Yock and Michael J. Horzewski as co-inventors and in particular U.S. Patent No. 4,748,982 ("the `982 patent) which was granted on June 7, 1988, as well as U.S. Patent Nos. 5,496,346 and 5,626,600 for an invention entitled "REINFORCED BALLOON DILATATION CATHETER WITH SLITTED EXCHANGE SLEEVE AND METHOD". Under the Prior Agreement, ACS granted certain rights to Bard under the `982 patent. ACS is also the owner of U.S. Patent No. 4,538,622 naming Samson and Williams as co-inventors which was granted on September 3, 1985 for an invention entitled "GUIDE WIRE FOR CATHETERS."

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

         H. The parties hereto wish to settle and compromise the Levy Action and Enger Action and potential disputes between them and to grant each other certain rights to their foregoing respective patents and patent applications.

                                    AGREEMENT

         In consideration of the foregoing, and of the covenants and conditions hereinafter set forth, and in settlement and compromise of certain controversies that exist and potentially may exist between them, the parties hereby agree as follows:

         1.       DEFINTIIONS

                  Solely for purposes of this Agreement, the following terms shall have the meanings set forth below:

         1.1 "Levy Patent Rights" means and compromises United States reissue patent nos. RE 32,983 and 33,561, together with all other United States patents that have issued or may issue from United States patent applications serial nos. 510,812, 914,108 or 287,234, including any and all divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, and Foreign Counterparts of any and all of them.

         1.2 "Samson Patent Rights" means and compromises United States patent no. 4,538,622, together with all other United States patents that have issued or may issue from United States patent application serial no. 550,917, including any and all divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, and Foreign Counterparts of any and all of them.

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

         1.3 "Horzewski-Yock Patent Rights" means and comprises United States patent nos. 4,748,982, 5,496,346 and 5,626,600, together with all other United States patents that have issued or may issue from United States patent applications serial nos. 000,653, 199,025, 728,812, 482,093 or 069,297, including any and all divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, and Foreign Counterparts of any and all of them.

         1.4 "Crittenden Patent Rights" means and comprises United States patent nos. 4,917,088, 5,102,390, 5,104,376 and 5,201,754 together with all other
United States patents that have issued or may issue from United States patent applications serial nos. 458,906, 475,417, 729,541 or 303,908, including any and all divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, and Foreign Counterparts of any and all of them.

         1.5 "Enger Patent Rights" means and comprises United States patent no. 5,728,067, together with all other United States patents that have issued or may issue from United States patent application serial nos. 303,803, 618,531, 759,107, 999,589, 095,036, 477,617, or 642,334, including any and all divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, and Foreign Counterparts (including EPO Patent No. 0 380,873
B1) of any and all of them.

         1.6 "Minor Modifications" means only changes in 1) balloon diameter, 2) balloon length, 3) balloon size, 4) balloon material, 5) the inner and outer dimensions of the catheter shaft, 6) or the addition of coatings 7) hubs, 8) shaft length and material, 9)

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

balloon markers, or 10) minor components required by the FDA as a result of a product defect or complaint. In no event shall any other change, addition, or deletion be deemed a Minor Modification and, in particular, any design or structural change, addition or deletion. By way of example but not limitation, in no event shall a change in the length of the guidewire lumen to anything less than the full length of the catheter be deemed a Minor Modification. In no event shall the inclusion of any means which permit a guidewire to exit the catheter shaft between the distal end and proximal end of the catheter be deemed a Minor Modification.

         1.7 "Affiliate" means any corporation, firm, partnership, joint venture or other entity which, now or hereafter, directly or indirectly owns, is owned by or is under common ownership of a party. "Owned" for purposes of determining Affiliates shall mean ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the equity or other ownership interest having the power to vote on or direct the affairs of such corporation, firm, partnership, joint venture or other entity.

         1.8 "Confidential Information" means information that gives the disclosing party an advantage over its competitors who do not know or use it, including, but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information, relating to the business, products, practices, or techniques of the disclosing party. As used herein, "Confidential Information" shall not include any information or data which (i) is in or becomes part of the public domain by any means other than the

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

receiving party's breach of its obligations hereunder; (ii) was known to the receiving party at the time of disclosure by the disclosing party; (iii) is, at any time, disclosed to the receiving party by any third party having the right to disclose the same; or (iv) is developed by an employee(s) or agent/consultant of the receiving party who was not privy to any Confidential Information disclosed by the disclosing party pursuant to this Agreement.

         1.9 "Foreign Counterpart" means all foreign patent applications and issued foreign patents which claim priority from, or share common priority with an identified United States patent or patent application or which disclose and claim the same invention that is the subject matter of such identified United States patent or patent application.

         2.       STIPULATED DISMISSAL

                  Promptly upon the effective date of this Agreement, counsel for the respective parties in the Levy Action and the Enger Action shall dismiss with prejudice all aspects of those litigations, including all claims and defenses, by executing a Stipulation and Order of Dismissal in the form attached hereto as Exhibits A and B, and shall, not later than ten (10) days thereafter, present the same to the Court for approval and filing.

         3.       LICENSE GRANTS

                  a.       Levy Patent Rights

                           Bard grants to ACS and its Affiliates a paid-up,
irrevocable, non-exclusive, worldwide license, without the right to sublicense, to make, have made, use,

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

sell, offer for sale or import, lease or otherwise dispose of all past, current and future products, and to practice processes and methods, under the Levy Patent Rights. ACS acknowledges that the issued patents of the Levy Patent Rights are valid and enforceable.

                  b.       Enger Patent Rights

                           Bard grants to ACS and its Affiliates a paid-up,
irrevocable, nonexclusive, worldwide license, without the right to sublicense, to make, have made, use, sell, offer for sale or import, lease or otherwise dispose of all past, current and future products, and to practice processes and methods, under the Enger Patent Rights.

                  c.       Horzewski-Yock Patent Rights

                           To the extent not already provided for in the Prior
Agreement or the subject of the covenant not to sue recited in Section 4 infra, ACS grants to Bard and its Affiliates an irrevocable, non-exclusive, worldwide license, without the right to sublicense, to make, have made, use, sell, offer for sale or import, lease or otherwise dispose of all past, current and future products, and to practice processes and methods, solely in connection with Rapid Exchange Perfusion Catheter Systems (as defined in the Prior Agreement), under the Horzewski-Yock Patent Rights and the "Yock/McInnes Patent Rights" (as defined in the Prior Agreement). In connection solely with Rapid Exchange Perfusion Catheter Systems and by way of update only of the Prior Agreement, the following Yock Patents are included in the Yock/McInnes Patent Rights as currently advised: U.S. Patent Nos. 5,040,548, 5,061,273, 5,300,085, 5,350,395
and 5,451,233. This Agreement does not expand or alter the rights granted in the Prior Agreement in any way under the Yock/McInnes Patent Rights. As defined in Paragraph 2(c) of the Prior Agreement and for purposes of this Agreement, a "Rapid Exchange Perfusion Catheter

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

System" shall mean a coronary balloon dilatation catheter having a rapid exchange capability without need for an extension wire such as that set forth, for example, in U.S. Patent Nos. 5,040,548 and 5,061,273 and designed, intended and marketed by Bard as a bona fide perfusion catheter having multiple holes in the wall of the catheter shaft proximal to the balloon and distal to the guide wire entry point to allow blood flow through the balloon region of the catheter when the balloon is inflated. Nothing in this Paragraph shall be deemed to be the grant of a license or of any rights to Bard and its Affiliates to make, have made, use, sell, offer for sale or import, lease or otherwise dispose of, or to practice processes and methods in connection with, any products other than a Rapid Exchange Perfusion Catheter System.

                  d.       Crittenden Patent Rights

                           Bard grants to ACS and its Affiliates, a paid-up,
irrevocable, non-exclusive, worldwide license, without the right to sublicense, to make, have made, use, sell, offer for sale or import, lease or otherwise dispose of all past, current and future products, and to practice processes and methods, under the Crittenden Patent Rights.

                  e.       Samson Patent Rights

                           ACS grants to Bard and its Affiliates a paid-up,
irrevocable, non-exclusive, worldwide license, without the right to sublicense, to make, have made, use, sell, offer for sale or import, lease or otherwise dispose of all past, current and future products, and to practice processes and methods, under the Samson Patent Rights.

         4.       COVENANT NOT TO SUE

                  a. ACS and its Affiliates covenant not to sue Bard or its Affiliates for infringement of any patent owned by ACS or its Affiliates, or as to which ACS or its Affiliates has the right to sue, by reason of Bard and its Affiliates making, having made, using, selling, offering for sale or importing in the United States or elsewhere, Bard's Telescope catheter as set forth in the Specification attached as Exhibit C hereto and Minor Modifications thereto.

                  b. Bard and its Affiliates covenant not to sue ACS and its Affiliates for any and all debts, claims, demands, and liabilities, whether known or unknown, suspected or unsuspected, which are based in any way on any and all of ACS's and its Affiliates past and current domestic and foreign angioplasty catheters including stent delivery catheters. For purposes of this section, "ACS's and its Affiliates past and current domestic and foreign angioplasty catheters including stent delivery catheters" shall mean ACS's and its Affiliates past and current domestic and foreign angioplasty catheters including stent delivery catheters and shall specifically exclude any future modifications to such products. Within thirty (30) business days from the effective date of this Agreement ACS shall deliver to Bard appropriate catalogues or materials evidencing such current products only. In particular, and by way of example but not limitation, Bard and its Affiliates covenant not to sue ACS and its Affiliates for infringement of any U.S. or foreign patents or patent applications owned by Bard or its Affiliates, or as to which Bard or its Affiliates has the right to sue, by reason of ACS or its Affiliates making, having made, using, selling, offering for sale, leasing, importing or otherwise disposing

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

of in the United States or elsewhere any and all of ACS's and its Affiliates past and current domestic and foreign angioplasty catheters including stent delivery catheters.

         5.       OPPOSITION TO ENGER FOREIGN COUNTERPART

                  Within twenty (20) business days following the effective date of this Agreement, ACS and its Affiliates shall take all practical steps to withdraw from and thereafter terminate its participation in any opposition proceedings it or an agent or representative of ACS and its Affiliates has initiated or filed against any Foreign Counterpart of the Enger Patent Rights, including but not limited to European Application No. 89312612.8-2305/Patent No. 0380873. ACS and its Affiliates also shall not thereafter participate or cooperate with any other party in any future opposition proceedings that may be initiated or filed against any Foreign Counterpart of the Enger Patent Rights, unless required by law to do so. In the event that ACS or its Affiliates are so required, it is agreed that ACS or its Affiliates will provide Bard with notice of such requirement immediately, so that Bard may seek an appropriate protective order. ACS and its Affiliates agree to reasonably cooperate with Bard in connection with Bard's efforts to obtain any such order or other remedy.

         6.       PAYMENT TERMS

                  a. ACS shall pay to BARD the nonrefundable sum of One Hundred Million Dollars ($100,000,000). Such payment shall be made within one (1) business day following the effective date of this Agreement in U.S. currency by wire transfer to the following account:

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

                           Account Name              C.R. Bard, Inc.
                           Bank Name and Address:    Chase Manhattan Bank
                                                     New York, New York

                           Account No.:              910-2-426765

                           ABA Routing No.:          021000021

                           All licenses granted by Bard to ACS and its
Affiliates hereunder are fully paid-up. At no time, and under no circumstances, shall any royalty payments be owed by ACS or its Affiliates to Bard or any third party under this Agreement, either for past or future manufacture, use or sales.

                  b.       Horzewski-Yock Patent Rights Royalty Payment

                           No royalty shall be payable by Bard to ACS in
connection with the Horzewski-Yock Patent Rights license set forth in Paragraph 3(c) of this Agreement and such license shall be governed by the terms and conditions of the Prior Agreement.

         7.       PATENT MARKING

                  ACS and its Affiliates shall mark all catheters which are covered by or whose use is covered by an issued claim of a U.S. patent within the Levy Patent Rights. Enger Patent Rights or Crittenden Patent Rights with the number of the applicable U.S. patent(s). Bard and its Affiliates shall mark all products which are covered by or whose use is covered by an issued claim of a U.S. patent within the Horzewski-Yock Patent Rights or Samson Patent Rights with the number of the applicable U.S. patent(s). The marking may appear on the package, label, instruction for use, or brochure relating to the sale by each party of its Affiliates of such products.

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

         8.       REPORTING

                  It is understood and agreed by the parties hereto that within thirty (30) business days of a written request by Bard, which request will be made by Bard no more than once each calendar quarter, ACS will provide Bard with reasonably requested information concerning all sales of applicable products of ACS and its Affiliates covered by the Levy Patent Rights, for the life of the Levy Patent Rights. ACS considers such information to be Confidential Information and Bard agrees to treat it as such and use it only for determining its obligation, if any, to DuPont. Any such information that is communicated to DuPont shall be designated and treated as "Confidential" under the terms of Bard's agreement with DuPont, and Bard shall use its best efforts to ensure that such information is held in strict confidence by DuPont. If Bard ever satisfies its obligation to DuPont (which requires such ACS sales information be provided to DuPont hereunder) prior to the expiration of the Levy Patent Rights, it shall so notify ACS promptly and ACS shall have no further obligation to supply sales data to Bard.

         9.       PAYMENT OF COSTS AND ATTORNEYS FEES

                  The parties hereto shall pay their own costs, attorneys' fees and expenses incurred in connection with the Levy Action and the Enger Action as identified and defined herein.

         10.      PUBLICITY

                  a.       Voluntary Release of Information

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

                           Neither Bard nor ACS shall release any information to
any third party with respect to the existence or terms of this Agreement without the prior written consent of the other party. This prohibition includes, but is not limited to, press releases, education and scientific conferences, promotional materials, governmental filings, and discussions with lenders, investment bankers, public officials, and the media. The foregoing restrictions shall not apply to confidential discussions with advisors, including lawyers, accountants, lenders, and investment bankers.

                  b.       Required Disclosure

                           If Bard or ACS determines that a release of such
information is required by law or the Rules of the New York Stock Exchange or any exchange on which the parties' securities are listed ("Stock Exchange Rules"), it shall promptly notify the other party in writing thirty (30) days before the time of the proposed release, if practicable. The notice shall include the exact text of the proposed release and the time and manner of the release. If requested by the other party hereto, the party seeking to release information shall furnish to the other an opinion of counsel that the release of all the information is required by law or the Stock Exchange Rules. At the other party's request and before the release, the party desiring to release the information shall consult with the other party on the necessity for the disclosure and the text of the proposed release. Absent approval in advance from the other party, in no event shall a release include information regarding the existence or terms of this Agreement that is not required by law or the Stock Exchange Rules. The parties have each reviewed and approved the press release attached as Exhibits D and E and agree that no further

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

Approval hereunder is required from either party for Exhibits D and E and other disclosures consistent with Exhibits D and E.

                  c.       Disclosure Pursuant to Legal Process

                           Should any third party seek to obtain any information
by legal process with respect to the existence of this Agreement from any party hereto, such party to this Agreement shall promptly notify the other party hereto, and shall take all appropriate measures to avoid and minimize the release of such information.

                  d.       Disclosure Pursuant To Sale Of Business

                           Bard and ACS shall be permitted to release any
information to others in confidence with respect to the existence or terms of this Agreement or the Prior Agreement in connection with (i) a merger, consolidation or sale of all of the stock of ACS or Bard or (ii) a sale of all or substantially all of the assets of the Business (as defined in Section 20).

         11.      PROTECTIVE ORDERS

                  The parties agree to abide by the terms of the respective Protective Orders (Re Confidentially) filed in the Levy Action which shall remain in force and effect, and documents produced in discovery, which were designated "Confidential" or "Confidential - For Counsel Only," and all deposition transcripts, shall be destroyed or retained in confidence by counsel of records for the parties. This Agreement is hereby designated as "CONFIDENTIAL" pursuant to such Protective Order.

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

         12.      NO IMPLIED LICENSES

                  Nothing in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license or other right under any patent or intellectual property of the parties, except as expressly granted.

         13.      SETTLEMENT OF DISPUTES

                  Any dispute between the parties concerning the construction, interpretation, and effect of this Agreement or any clause herein contained, or the rights and liabilities of the parties hereunder, or the coverage of any patent claims licensed herein, shall be resolved, if necessary, by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The locale of the arbitration shall be Chicago, Illinois. ACS and Bard shall initially share the arbitration costs. However, the party losing the arbitration shall then pay the total costs of the arbitration, reimbursing the other party for costs of the arbitration already paid, provided that each party shall pay its own costs and attorneys' fees. The validity, enforceability and ownership of the patents licensed herein shall not be at issue in any future dispute between the parties arising under this Agreement, except as expressly provided with respect to holding of invalidity, unpatentability or unenforceability by the U.S. Patent and Trademark Office (or similar foreign patent office, agency or court) in proceedings initiated and prosecuted by a party other than and not affiliated, directly or indirectly, with the party licensed under the patent in question, or in third party litigation.

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

         14.      ABSENCE OF WAIVER

                  The failure of any party to enforce at any time any provision of this Agreement shall in no way be construed as a waiver of such provision, nor in any way affect the validity of this Agreement or any part thereof, or the right of any party to later enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         15.      ENTIRE AGREEMENT

                  With the exception of the Prior Agreement, which shall remain in full force and effect except as specifically amended by this Agreement, and the Interference Settlement Agreement entered into on the same day as this Agreement, this Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and shall supersede all previous negotiations, commitments and writing, except as specifically provided in Paragraph 11 hereof which shall remain in force and effect. This Agreement shall not be modified or altered in any manner except by an instrument in writing executed by all the parties hereto.

         16.      SEVERABILITY

                  If any provision of this Agreement is found to be prohibited by law and invalid, or for any reasons such provision is held unenforceable, in whole or in part, that provision shall be considered severable and its invalidity or enforceability shall not effect the remainder of this Agreement, which shall continue in full force and effect.

         17.      NOTICE

                  a. Any notice, report, written statement or payment to a party permitted or required under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, Federal Express, or hand delivered at the respective addresses set forth below, or to such other addresses as the respective parties may from time to time designate:

                  ADVANCED CARDIOVASCULAR SYSTEMS, INC.
                  3200 Lakeside Drive
                  Santa Clara, California 95052-8167
                  Attention:  General Counsel

                  GUIDANT CORPORATION
                  111 Monument Circle
                  Indianapolis, Indiana  46204-5129
                  Attention:  General Counsel

                  C.R. BARD, INC.
                  730 Central Avenue
                  Murray Hill, New Jersey  07974
                  Attention:  General Counsel

                  b. Any such notice, report, statement or payment under Subparagraph 17(a) above which is sent by prepaid registered or certified mail, or by Federal Express, shall be deemed to have been duly made upon mailing, subject to proof of receipt.

         18.      APPLICABLE LAW

                  This Agreement shall be deemed to be executed and to be performed in the State of California and shall be construed in accordance with the laws of the State of California as to all matters, including, but not limited to, matters of validity, construction, effect, or performance.

         19.      NO ADMISSION

                  Neither the entering into this Agreement, nor any provision hereof, shall be deemed as an admission by any party of any wrongdoing, or of the validity or invalidity of any position taken or proposed to be taken by or against the party in the Levy Action or Enger Action or any other litigation. Nothing in this Agreement shall be construed as an admission of the validity or enforceability of the Enger Patent Rights.

         20.      ASSIGNMENT OR TRANSFER

                  Except as set forth below, neither this Agreement nor any of the rights or obligations arising under this Agreement may be assigned or transferred by any party, in whole or in part, without the prior written consent of the other party, and any attempted assignment or transfer without such written consent shall be of no force or effect. Notwithstanding the foregoing, this Agreement, including the rights and obligations arising under this Agreement can be assigned or transferred by a party in connection with (i) a merger, consolidation, or sale of all of the stock of that party or (ii) a sale of all or substantially all of the assets of the Business (as defined below) of that party, provided, however, that any such assignment or transfer by Bard shall not relieve Bard of its obligations under Section 22 of this Agreement without the consent of ACS. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the permitted successors, assigns, and transferees of the parties. For purposes of this Section, Business shall mean, with respect to ACS, those portions of its operations that are related to developing, manufacturing and selling angioplasty products, and with respect to Bard, those portions of its operations that are related to developing, manufacturing and selling coronary angioplasty products.

         21.      REPRESENTATIONS AND WARRANTIES

                  Each of the parties hereto represents and warrants to each other that it has the right to enter into this Agreement and to grant the rights as provided herein. In particular Bard represents and warrants that it is the owner by assignment of the entire right, title and interest in and to the Levy Patent Rights and the Enger Patent Rights, and has all rights to sue for past damages. Bard further represents and warrants that it is not in breach of its agreement with DuPont. Bard agrees that it will remain in compliance with its DuPont agreement for the life of the last to expire Levy Patent Rights, and will take all necessary steps to keep that agreement in force.

                  Each party hereto also represents and warrants that no assignment, sale or agreement or encumbrance has been, or will be made or entered into which would conflict with the rights granted to the other party by this Agreement.

                  The parties' respective representations and warranties set forth herein shall survive expirations or termination of this Agreement.

         22.      HOLD HARMLESS

                  Bard shall indemnify and hold harmless ACS and its Affiliates from and against any claims by DuPont, Ms. Enger, Dr. Levy or a third party deriving rights therefrom, against ACS and its Affiliates, with respect to the Levy Patent Rights and the Enger Patent Rights, and by Mr. Crittenden, or a third party deriving rights therefrom.

against ACS or its Affiliates with respect to the Crittenden Patent Rights. ACS shall indemnify and hold harmless Bard from any claims by Dr. Yock or Mr. Horzewski or a third party deriving rights therefrom, against Bard or its Affiliates with respect to the Horzewski-Yock Patent Rights in connection with Rapid Exchange Perfusion Catheter Systems, and by Mr. Samson or a third party deriving rights therefrom, against Bard or its Affiliates with respect to the Samson Patent Rights.

         23.      TERM AND TERMINATION

                  a. This Agreement shall become effective as of April 4, 1998.

                  b. This Agreement shall continue until the expiration of the last to expire of the patents or patent applications under which rights are granted pursuant to this Agreement.

                  c. Expiration of certain patent licenses or covenants hereunder shall not affect any obligation by Bard to pay royalties under the affected license or covenant which may have accrued prior thereto, nor shall such expiration affect the rights and obligations of the parties with respect to any of the other licenses or covenants under this Agreement which shall remain in full force and effect. All other rights and obligations of the parties, including the obligations of confidentiality, shall survive such expiration.

         24.      CAPTIONS

                  Captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provision herein.

         25.      NO STRICT CONSTRUCTION

                  This Agreement has been prepared with the participation of both parties, and shall not be strictly construed against either party.

         26.      COUNTERPARTS

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         27.      CONSULTATION WITH COUNSEL AND RELIANCE

                  ACS and Bard each acknowledges that it has or has had the opportunity to consult with counsel of its choice, and that in executing this Agreement it has not relied upon any statement, representations or agreements or any other person than those contained herein.

         28.      OTHER DOCUMENTS

                  Each of the parties hereto agrees to execute such additional documents or instruments as are specifically contemplated above or as otherwise may be reasonably required to carry out the intents and purposes of this Agreement, including, specifically, the dismissal referenced in Paragraph 2 above.

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

         29.      RELATIONSHIP BETWEEN THE PARTIES

                  It is understood that the parties hereto are independent contractors and engaged in the conduct of their own respective endeavors. Neither ACS nor Bard is to be considered the agent or employee of the other for any purpose, and neither party has the right or authority to enter into any contract or assume any obligation for the other or give any warranty or make any representation on behalf of the other party except where and to the extent specifically authorized in writing to do so.

         30.      FORCE MAJEURE

                  In the event any party hereto is prevented or is otherwise unable to perform any of its obligations under this Agreement due to fire, flood, earthquake, war, strikes, lockouts, labor troubles, materials shortages, failure of public utilities, injunctions, governmental actions, or other events beyond the reasonable control of the party affected, the affect party shall give notice promptly to the other party in writing and thereupon, the affected party's nonperformance shall be excused and the time for performance of this Agreement shall be extended for the period of delay or inability due to such Force Majeure.

         31.      SURVIVAL OF PRIOR BARD AGREEMENTS

                  In the event that ACS mergers or consolidates with a third party, or sells to a third party all or substantially all of the assets of the Business, then to the extent that Bard has pre-existing agreement(s) with any such third parties as of the effective date of this Agreement, relating to Bard patents which are the subject of this Agreement, any payment or royalty provisions to Bard provided for under those pre-existing agreements for such Bard patents shall remain in full force and effect only against such third party, and shall otherwise be unaffected by the provisions of this Agreement. Bard represents and warrants that as of the effective date of this Agreement the only third parties which have any rights to such Bard patents are J&J/Cordis and Schneider.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, effective as of the day and year first above written.

                                            C.R. BARD, INC.

                                            By:  ______________________________
Attest:  ___________________________        Title:  ___________________________


                                            ADVANCED CARDIOVASCULAR
                                            SYSTEMS, INC.

                                            By:  ______________________________
Attest:  ___________________________        Title:  ___________________________


(bard levy stlmt agmt 3rd)